Exhibit 99.1
CAPITAL AUTO RECEIVABLES ASSET TRUST 2005-SN1
Aggregate Annual Servicing Report

DATES

Collection Period	March 2005 - December 2005
Determination Date	Two LIBOR Business Days Prior to the closing date or distribution date.
Distribution / Payment Date	Fifteenth day of each calendar month, or if that day is not a business day, the next business day, beginning on May 16, 2005.
SUMMARY

	Coupon Rate	Initial Balance	Beginning Balance	Ending Balance
Series 2005-SN1 Lease Assets (Total Pool Balance)		2,294,964,249.60	2,294,964,249.60	1,648,429,888.76
Aggregate ABS Value of the Series 2005-SN1 Lease Assets		2,000,005,298.81	2,000,005,298.81	1,489,876,279.68
COLT 2005-SN1 Secured Notes	5.370%	1,970,002,649.40	1,970,002,649.40	1,459,873,630.27

Discount Rate	8.500%

					Ending
	Coupon Rate	Initial Balance	Beginning Balance	Ending Balance	Pool Factor
CARAT Class A-1	3.327%	440,000,000.00	440,000,000.00	—	0.0000000
CARAT Class A-2a	3.850%	185,000,000.00	185,000,000.00	164,006,685.22	0.8865226
CARAT Class A-2b	One-Month LIBOR +.080%	329,000,000.00	329,000,000.00	291,665,942.89	0.8865226
CARAT Class A-2c	One-Month LIBOR + .080%	104,000,000.00	104,000,000.00	92,198,352.76	0.8865226
CARAT Class A-3a	4.100%	160,000,000.00	160,000,000.00	160,000,000.00	1.0000000
CARAT Class A-3b	One-Month LIBOR + .100%	315,000,000.00	315,000,000.00	315,000,000.00	1.0000000
CARAT Class A-3c	One-Month LIBOR +.100%	36,000,000.00	36,000,000.00	36,000,000.00	1.0000000
CARAT Class A-4	One-Month LIBOR + .150%	221,000,000.00	221,000,000.00	221,000,000.00	1.0000000
CARAT Class B-1	4.830%	10,000,000.00	10,000,000.00	10,000,000.00	1.0000000
CARAT Class B-2	One-Month LIBOR + .750%	70,000,000.00	70,000,000.00	70,000,000.00	1.0000000
CARAT Class C	One-Month LIBOR +1.250%	70,000,000.00	70,000,000.00	70,000,000.00	1.0000000

CARAT 2005-SN1		1,940,000,000.00	1,940,000,000.00	1,429,870,980.87	0.7370469
CARAT Certificates		30,002,649.40	30,002,649.40	30,002,649.40	1.0000000
COLT Overcollateralization		30,002,649.41	30,002,649.41	30,002,649.41	1.0000000

Total		2,000,005,298.81	2,000,005,298.81	1,489,876,279.68	0.7449362

March April LIBOR 3.06
May LIBOR 3.09
June LIBOR 3.22
July LIBOR 3.38813
August LIBOR 3.57125
September LIBOR 3.76813
October LIBOR 3.97
November LIBOR 4.12
December LIBOR 4.36938

	Principal	Interest	Principal per $1000	Interest per $1000
	Payment Due	Payment Due	Face Amount	Face Amount
Class A-1	440,000,000.00	4,825,523.39	1000.0000000	10.9670986
Class A-2a	20,993,314.78	5,068,822.00	113.4773772	27.3990378
Class A-2b	37,334,057.11	8,963,596.99	113.4773772	27.2449757
Class A-2c	11,801,647.24	2,833,477.46	113.4773773	27.2449756
Class A-3a	—	4,683,111.14	0.0000000	29.2694446
Class A-3b	—	8,662,679.20	0.0000000	27.5005689
Class A-3c	—	990,020.48	0.0000000	27.5005689
Class A-4	—	6,158,659.07	0.0000000	27.8672356
Class B-1	—	344,808.33	0.0000000	34.4808330
Class B-2	—	2,258,706.49	0.0000000	32.2672356
Class C	—	2,515,373.16	0.0000000	35.9339023

Total	510,129,019.13	47,304,777.71	262.9531026	24.3839060

COLT 2005-SN1 Secured Notes	510,129,019.13	66,495,865.39	258.9483924	33.7542010

COLT
I. COLLECTIONS

Actual Lease Payments Received	356,600,513.64
Repurchased Contracts	13,913,935.66
Sale Proceeds — Early Terminations (Defaults)	8,854,001.22
Pull Ahead Payments — Actual	5,163,322.09
Sale Proceeds — Scheduled Terminations	254,317,921.96
Excess Wear and Excess Mileage Received	1,245,084.25
Other Recoveries Received	2,879,819.04
Payment Advance for Current Period	25,999,891.41
Residual Advance for Current Period	45,535.30
Pull Ahead Payment Advance	7,179,563.15
Prior Period Payment Ahead Applied to Current Period	6,867,751.57
COLT 2005-SN1 Reserve Account Draw	2,473,548.28

Total Collections	685,540,887.57

II. DISTRIBUTIONS

Total Collections	685,540,887.57
Less: Reimbursement of Payment Advance	24,906,270.42
Less: Reimbursement of Residual Advance	—
Less: Reimbursement of Pull Ahead Payment Advance	6,837,485.97
Less: Current Period Payment Ahead Received	9,655,591.21
Less: COLT Servicing Fee	14,931,201.22
Less: Secured Note Interest Distributable Amount	66,495,865.39
Less: Secured Note Principal Distributable Amount	510,129,019.13
Less: COLT 2005-SN1 Reserve Account Deposit	28,647,660.11
Less: Excess to CARAT Following a CARAT Indenture Event of Default	—
Less: COLT Additional Servicing Fee	9,989,598.97

Excess to be Released to COLT, LLC	13,948,195.15

Memo: Excess Incl. Reimbursement of Advances Released to COLT, LLC	45,691,951.54

CARRYOVER SHORTFALL
Secured Note Principal Carryover Shortfall	—

CARAT
I. COLLECTIONS
Secured Note Interest Distributable Amount	66,495,865.39
Secured Note Principal Distributable Amount	510,129,019.13
Excess from COLT Following a CARAT Indenture Event of Default	—
CARAT Reserve Account Draw	—

Total Collections	576,624,884.52

II. DISTRIBUTIONS

Total Collections	576,624,884.52
Plus: Net Amount Due From Swap Counterparty	1,011,869.14
Less: CARAT Servicing Fee	146,811.79
Less: Net Amount Due to Swap Counterparty	2,489,926.59
Less: Noteholders’ Interest Distributable Amount	47,304,777.71
Less: Swap Termination Payment	—
Less: Noteholders’ Principal Distributable Amount	510,129,019.13
Less: CARAT Reserve Account Deposit	—
Less: Swap Termination Payment (to extent not paid above)	—
Less: Certificateholders’ Principal Distributable Amount	—

Excess to the Reserve Account (to be released to CARI)	17,566,218.44

RECONCILIATION OF ADVANCES AND PAYMENT AHEAD ACCOUNT

Beginning Balance of Payment Advance	7,132,131.06
Less: Reimbursement of Outstanding Payment Advance	24,906,270.42
Plus: Current Period Payment Advances	25,999,891.41

Ending Balance of Payment Advance	8,225,752.05

Beginning Balance of Residual Advance	—
Less: Reimbursement of Outstanding Residual Advance	—
Plus: Current Period Residual Advances	45,535.30

Ending Balance of Residual Advance	45,535.30

Beginning Balance of Pull Ahead Payment Advance	—
Less: Reimbursement of Outstanding Pull Ahead Payment Advance	6,837,485.97
Plus: Current Period Pull Ahead Payment Advances	7,179,563.15

Ending Balance of Pull Ahead Payment Advance	342,077.18

Beginning Balance of Payment Ahead Account	71,283.28
Less: Prior Period Payment Ahead Applied to Current Period	6,867,751.57
Plus: Current Period Payment Ahead Received	9,655,591.21

Ending Balance of Payment Ahead Account	2,859,122.92

COLT 2005-SN1 RESERVE ACCOUNT

Initial Reserve Account Balance	125,000,331.18
Reserve Account Required Amount	151,174,443.01
Beginning Reserve Account Balance	125,000,331.18
Plus: Excess Available	28,647,660.11
Less: Reserve Account Draw Amount to Noteholders	—
Less: Reserve Account Draw Amount to Certificateholders	—
Less: Excess Reserve Account Funds to COLT, LLC	2,473,548.28

Ending COLT 2005-SN1 Reserve Account Balance	151,174,443.01

DELINQUENCIES*

	April
	# of Contracts	Amount
31-60 Days Delinquent	1,134	21,461,631.32
61-90 Days Delinquent	128	2,363,190.00
Over 90 Days Delinquent	3	57,168.05

Total	1,265	23,881,989.37

	May
	# of Contracts	Amount
31-60 Days Delinquent	1,656	30,601,005.13
61-90 Days Delinquent	184	3,409,899.45
Over 90 Days Delinquent	48	817,278.37

Total	1,888	34,828,182.95

	June
	# of Contracts	Amount
31-60 Days Delinquent	1,869	32,604,813.37
61-90 Days Delinquent	279	5,005,298.58
Over 90 Days Delinquent	101	1,921,740.49

Total	2,249	39,531,852.44

	July
	# of Contracts	Amount
31-60 Days Delinquent	1,926	34,436,869.67
61-90 Days Delinquent	344	5,886,005.55
Over 90 Days Delinquent	168	3,096,168.76

Total	2,438	43,419,070.98

	August
	# of Contracts	Amount
31-60 Days Delinquent	1,529	27,520,512.19
61-90 Days Delinquent	249	4,527,587.84
Over 90 Days Delinquent	184	3,298,409.43

Total	1,962	35,346,509.46

	September*
	# of Contracts	Amount
31-60 Days Delinquent	1,915	32,017,581.25
61-90 Days Delinquent	258	4,554,715.22
Over 90 Days Delinquent	240	4,391,294.40

Total	2,413	40,963,590.87

	October *
	# of Contracts	Amount
31-60 Days Delinquent	1,904	32,863,251.66
61-90 Days Delinquent	370	6,309,984.19
Over 90 Days Delinquent	237	4,444,752.44

Total	2,511	43,617,988.29

	November *
	# of Contracts	Amount
31-60 Days Delinquent	1,760	30,017,036.01
61-90 Days Delinquent	350	5,967,898.43
Over 90 Days Delinquent	299	5,377,778.25

Total	2,409	41,362,712.69

	December *
	# of Contracts	Amount
31-60 Days Delinquent	2,175	36,078,933.80
61-90 Days Delinquent	371	6,243,078.16
Over 90 Days Delinquent	295	5,411,395.59

Total	2,841	47,733,407.55

* Includes delinquencies on Hurricane accounts held in special handling. The delinquency detail on the Hurricane accounts only is as follows:

	September*
Hurricane Delinquent Receivables	# of Contracts	Amount
31-60 Days Delinquent	7	79,966.00
61-90 Days Delinquent	1	14,269.00
Over 90 Days Delinquent	—	—

Total	8	94,235.00

	October *
Hurricane Delinquent Receivables	# of Contracts	Amount
31-60 Days Delinquent	7	163,033.00
61-90 Days Delinquent	2	53,408.00
Over 90 Days Delinquent	—	—

Total	9	216,441.00

	November *
Hurricane Delinquent Receivables	# of Contracts	Amount
31-60 Days Delinquent	7	136,674.42
61-90 Days Delinquent	1	28,752.79
Over 90 Days Delinquent	1	23,881.38

Total	9	189,308.59

	December *
Hurricane Delinquent Receivables	# of Contracts	Amount
31-60 Days Delinquent	4	80,994.44
61-90 Days Delinquent	2	15,863.08
Over 90 Days Delinquent	4	103,720.32

Total	10	200,577.84

NET LOSSES ON EARLY TERM DEFAULTS

Aggregate ABS Value of Early Term Defaults	11,374,692.30
Less: Aggregate Sales Proceeds	8,854,001.22
Less: Excess Wear and Excess Mileage Received	278.34
Less: Other Recoveries	177,501.36

Current Period Net Losses on Early Term Defaults	2,342,911.38

Beginning Cumulative Net Losses on Early Term Defaults	—
Current Period Net Losses	2,342,911.38

Ending Cumulative Net Losses on Early Term Defaults	2,342,911.38

NET LOSSES/(GAINS) ON RETURNED VEHICLES SOLD BY GMAC

Aggregate ABS Value of Returned Vehicles Sold by GMAC	243,972,934.38
Add: Reimbursement of Outstanding Residual Advance	—
Less: Aggregate Sales Proceeds	254,317,921.96
Less: Pull Ahead Payments	5,163,322.09
Less: Excess Wear and Excess Mileage Received	1,244,805.91
Less: Other Recoveries	2,702,317.68

Current Period Net Losses/(Gains) on Returned Vehicles Sold by GMAC	(19,455,433.26)

Beginning Cumulative Net Losses/(Gains) on Returned Vehicles Sold by GMAC	—
Current Period Net Losses/(Gains)	(19,455,433.26)

Ending Cumulative Net Losses/(Gains) on Returned Vehicles Sold by GMAC	(19,455,433.26)

POOL STATISTICS

	Initial	March/April	May	June	July
Number of Contracts	99,081	98,068	96,245	94,320	92,656
Discount Rate	8.500%	8.500%	8.500%	8.500%	8.500%
Weighted Average Coupon	4.451%	4.452%	4.452%	4.451%	4.451%
Weighted Average Original Term	39.16	39.15	39.20	39.25	39.30
Weighted Average Remaining Term	26.93	25.03	24.28	23.52	22.72

	August	September	October	November	December
Number of Contracts	90,637	88,509	86,168	83,610	81,435
Discount Rate	8.500%	8.500%	8.500%	8.500%	8.500%
Weighted Average Coupon	4.452%	4.453%	4.452%	4.453%	4.454%
Weighted Average Original Term	39.35	39.41	39.49	39.60	39.68
Weighted Average Remaining Term	21.97	21.24	20.55	19.91	19.19

Number of Units Terminated during the Month	March/April	May	June	July
Scheduled Terminated	846	743	1,341	1,345
Pull Ahead	48	1,019	473	211
Early Terminations Not Pull Ahead Not Default	113	31	59	59
Early Terminations Default	6	30	52	49

	1,013	1,823	1,925	1,664

Number of Units Terminated during the Month	August	September	October	November	December
Scheduled Terminated	1,169	1,631	1,886	1,834	1,853
Pull Ahead	686	357	273	546	96
Early Terminations Not Pull Ahead Not Default	70	78	77	92	71
Early Terminations Default	94	62	105	86	155

	2,019	2,128	2,341	2,558	2,175

Note: In April there were 500 Units with Pull Ahead payment advanced and ABS Value has been reduced to the Base Residual Value.
Note: In May there were 1,233 Units with Pull Ahead payment advanced and ABS Value has been reduced to the Base Residual Value.
Note: In June there were 482 Units with Pull Ahead payment advanced and ABS Value has been reduced to the Base Residual Value.
Note: In July there were 119 Units with Pull Ahead payment advanced and ABS Value has been reduced to the Base Residual Value.
Note: In August there were 984 Units with Pull Ahead payment advanced and ABS Value has been reduced to the Base Residual Value.
Note: In September there were 336 Units with Pull Ahead payment advanced and ABS Value has been reduced to the Base Residual Value.
Note: In October there were 658 Units with Pull Ahead payment advanced and ABS Value has been reduced to the Base Residual Value.
Note: In November there were 473 Units with Pull Ahead payment advanced and ABS Value has been reduced to the Base Residual Value.
Note: In December there were 301 Units with Pull Ahead payment advanced and ABS Value has been reduced to the Base Residual Value.
Prepayment Rate

Month	Prepayment Rate
1	0.41
2	0.56
3	1.47
4	1.44
5	1.25
6	0.73
7	0.38
8	0.40
9	0.38
10	0.00

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